FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   April 20, 2007

TELEPHONE AND DATA SYSTEMS, INC.

(Exact name of registrant as specified in their charter)

Delaware	001-14157	36-2669023
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 North LaSalle Street, Suite 4000, Chicago, Illinois	60602
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (312) 630-1900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition

The disclosures under Item 8.01 — Other Matters below are incorporated by reference herein.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The disclosures under Item 8.01 — Other Matters below are incorporated by reference herein.

Item 4.02(a). Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

The disclosures under Item 8.01 — Other Matters below are incorporated by reference herein.  The audit committee discussed with TDS’s registered independent public accountants the matters disclosed in this filing pursuant to this Item 4.02(a).

Item 8.01. Other Matters.

On April 20, 2007, the TDS audit committee determined that TDS should restate its financial results for each of the years ended December 31, 2005 and 2004, each of the quarters ended March 31, June 30 and September 30, 2006 and 2005, and certain selected financial data for 2003 and 2002.  As a result, you should not rely on TDS’s previously issued financial statements for these periods.  This restatement is primarily related to TDS’s accounting for share repurchases by its over 80% owned subsidiary, United States Cellular Corporation (“U.S. Cellular”).  TDS determined that it should have applied step acquisition accounting with respect to share repurchases by U.S. Cellular primarily in 2000 and 2001.  Although TDS is restating its accounting for U.S. Cellular, TDS is not required to push down the step acquisition accounting for such repurchases to U.S. Cellular’s financial statements.  The restatement of the foregoing financial statements will be reflected in TDS’s Annual Report on Form 10-K for the year ended December 31, 2006, together with the financial statements as of and for the year ended December 31, 2006.

TDS has not completed its assessment of the items to be restated. The adjustments are not expected to affect cash or revenues. The primary effects of the restatement are anticipated to be the restatement of amounts on TDS’s balance sheet, from Capital in Excess of Par Value to Licenses and Goodwill, and the recording of any impairment charges as a result of the additional Licenses and Goodwill that are created in the step acquisition restatement.

Below is a summary of the U.S. Cellular Common Shares repurchased by U.S. Cellular between 2000 through 2006 that will be required to be reflected in the restatement:

Year	Number of Shares Repurchased	Dollar Value of Repurchases
2000	3,523,759	$234,834,124
2001	643,100	$29,869,741
2004	91,700	$3,908,177

On Feb. 23, 2007, TDS and U.S. Cellular issued guidance for the year ending December 31, 2007.  TDS is updating such guidance for U.S. Cellular with respect to Net Retail Customer Additions as follows:

U.S. Cellular 2007 guidance as of April 23, 2007 is as follows:

Net Retail Customer Additions	375,000-425,000

Such forward-looking statements should not be assumed to be accurate as of any future date. TDS undertakes no duty to update such information whether as a result of new information, future events or otherwise. There can be no assurance that final results will not differ materially from such estimated results.

A copy of news release issued April 23, 2007 discussing the restatement and the foregoing matters is attached hereto as Exhibit 99.1 and incorporated by reference herein.

As a result of the restatement, TDS is evaluating the effectiveness of its internal control over financial reporting with respect to its accounting for share repurchases by U.S. Cellular.

TDS previously disclosed that is it delayed in the filing with the Securities and Exchange Commission (“SEC”) of its Annual Report on Form 10-K (“Form 10-K”) for the year ended December 31, 2006.  The Form 10-K for the year ended December 31, 2006 was due on March 1, 2007, but TDS extended such date to March 16, 2007 by filing a Form 12b-25 with the SEC on March 1, 2007.  However, such Form 10-K was not completed by the extended deadline of March 16, 2007.  TDS previously expected to file such Form 10-K by April 24, 2007.  As a result of the foregoing restatement, TDS expects to file its Form 10-K for the year ended December 31, 2006 after April 24, 2007 as TDS requires additional time to complete the restatement.

In addition, the restatement and the delay in the Form 10-K for the year ended December 31, 2006 is expected to result in a delay in the filing by TDS of its quarterly report on Form 10-Q (“Form 10-Q”) for the quarter ended March 31, 2007.  This Form 10-Q is due May 10, 2007 but can be extended to May 15, 2007 by filing a Form 12b-25 with the SEC on or prior to May 11, 2007.  Although TDS intends to file a Form 12b-25 on or prior to May 11, 2007, TDS does not expect to file the Form 10-Q for the quarter ended March 31, 2007 by the extended due date of May 15, 2007.

The restatement, the delay in the filing of the Form 10-K for the year ended December 31, 2006 and the anticipated delay in the filing of the Form 10-Q for the quarter ended March 31, 2006 are or will be defaults under the revolving credit agreement between TDS and certain lenders and under certain forward contracts between a TDS subsidiary and a counterparty.  TDS has previously received waivers from the lenders and the counterparty under such agreements.  However, due to the restatement announced April 23, 2007 and the further delays in its SEC filings, TDS has requested and received amended waivers of defaults from the lenders under the revolving credit agreement and the counterparty under the forward contracts, provided that TDS files the restatement and Form 10-K for the year ended December 31, 2006 by June 30, 2007 and its Form 10-Q for the quarter ended March 31, 2007 by the earlier of 45 days after filing such Form 10-K or August 14, 2007.  TDS has not failed to make and does not expect to fail to make any scheduled payment of principal or interest under such revolving credit agreements or forward contracts.

In addition, the delay in the filing of the Form 10-K for the year ended December 31, 2006 has resulted, and a delay in the filing of the Form 10-Q for the quarter ended March 31, 2007 will result, in non-compliance under TDS’s debt indenture. However, such non-compliance does not result in an event of default unless and until written notice thereof is delivered by the trustee or sufficient holders of debt and, in any event, such events of default would be cured if TDS files such Form 10-K and/or Form 10-Q, as applicable, within 90 days after any such notice. As a result, TDS believes that it will be able to file its Form 10-K and Form 10-Q in sufficient time to avoid any event of default maturing into a default under the indenture. TDS has not failed to make and does not expect to fail to make any scheduled payment of principal or interest under such indentures.

As previously disclosed, on March 19, 2007, TDS received a notice from the staff of the American Stock Exchange (“AMEX”) indicating that TDS was not in compliance with AMEX listing requirements as a result of the failure by TDS to file its Form 10-K for the year ended December 31, 2006 on a timely basis. Pursuant to such letter, on March 23, 2007, TDS submitted a plan to the AMEX to bring it into compliance with AMEX listing requirements by no later than May 18, 2007.  The AMEX approved such plan on April 2, 2007.  However, as discussed above, due to the restatement and further delay in the filing of its Form 10-K for the year ended December 31, 2006, TDS now also expects to be delayed in the filing of its Form 10-Q for the quarter ended March 31, 2007, which will result in further non-compliance under AMEX listing requirements.  In addition, as a result the restatement and related delays in its SEC filings, TDS is unable to distribute its 2006 annual report to shareholders by April 30, 2007, as required by AMEX listing requirements.  Accordingly, TDS is requesting a further extension of time to restore compliance under AMEX listing requirements.  TDS expects to restore compliance with AMEX listing requirements when it files the restatement, its Form 10-K for the year ended December 31, 2006 and its Form 10-Q for the quarter ended March 31, 2007, and when it distributes it 2006 annual report to shareholders.

Also, TDS debt is listed on the New York Stock Exchange (“NYSE”).  As a result of the delay in the filing of Form 10-K for the year ended December 31, 2006, TDS received a notice from the NYSE indicating that TDS will be identified as a late filer with respect to such debt until it is current in its SEC filings.  TDS expects to become current in its SEC filings when it files its Form 10-K for the year ended December 31, 2006 and its Form 10-Q for the quarter ended March 31, 2007.

As a result of the restatement and related delays, the TDS annual meeting of shareholders, originally scheduled to be held on May 10, 2007, will be rescheduled to a date to be disclosed at a later time.

Item 9.01.  Financial Statements and Exhibits

(d)       Exhibits:

In accordance with the provisions of Item 601 of Regulation S-K, any Exhibits filed or furnished herewith are set forth on the Exhibit Index attached hereto.

Attached as Exhibit 99.2 is a safe harbor cautionary statement under the Private Securities Litigation Reform Act of 1995.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on their behalf by the undersigned, thereto duly authorized.

Telephone and Data Systems, Inc.
(Registrant)

Date: April 23, 2007

By:	/s/ D. Michael Jack
D. Michael Jack
Senior Vice President and Corporate Controller

EXHIBIT INDEX

The following exhibits are filed or furnished herewith as noted below.

Exhibit
No.	Description
99.1	Press Release dated April 23, 2007

99.2	Private Securities Litigation Reform Act of 1995 Safe Harbor Cautionary Statement